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                                                                Exhibit 99.1
INSMED INCORPORATED [LOGO]


                      INSMED INCORPORATED REPORTS IMPROVED
           FINANCIAL RESULTS FOR SECOND QUARTER AND FIRST HALF OF 2003

RICHMOND, VA - (July 31, 2003) - Insmed Incorporated (Nasdaq/NMS: INSM), a leading developer of pharmaceutical products for the treatment of metabolic and endocrine diseases with unmet medical needs, today announced results for the three and six months ended June 30, 2003. The net loss and cash burn rate were significantly improved from both the second quarter and first half of 2002.

Here are the highlights of today's report:

o The net loss for Q2 2003 was reduced by more than half -- 54% -- year-over-year.
o The first-half 2003 loss was cut by 59% from H1 2002.
o The average monthly cash burn in Q2 2003 was down 49% from Q2 2002.
o The first-half average monthly cash burn was down 64% from H1 2002.

Revenues for the three months ended June 30, 2003 were $34,000, compared with revenues of $70,000 for the equivalent period in 2002. The net loss for the three months ended June 30, 2003 was ($3.2 million), or ($0.10) per share, compared with a net loss of ($7.1 million), or ($0.21) per share, in the corresponding period of 2002.

For the six months ended June 30, 2003, revenues were $96,000, compared to $172,000 for the same period in 2002. Net losses for the six months ended
June 30, 2003 were ($5.4 million), or ($0.16) per share, compared to a net loss of ($13.2 million), or ($0.40) per share for the first half of 2002.

"The financial results for the latest quarter show that Insmed is in an extremely strong position to carry out its growth strategy," said Geoffrey Allan, Ph.D., the Company's chairman, president and CEO. "The sharp decrease in net losses reflects a significant improvement in operational efficiency. With the critical Phase III trial now under way for the Company's lead drug candidate, rhIGF-I/rhIGFBP-3, in growth hormone insensitivity syndrome (GHIS), Insmed is on track toward our primary goal of getting this candidate to market next year."

Dr. Allan continued: "Insmed also continues to benefit from positive research results for rhIGF-I/rhIGFBP-3 and another drug candidate, rhIGFBP-3, pointing to possible therapeutic applications in the treatment of diabetes and cancer. During July, studies presented at the 94th Annual Meeting of the American Association of Cancer Research detailed rhIGFBP-3's anti-tumor effects in breast, colorectal and lung cancer. In June, we presented research to ENDO, the Endocrine Society Annual Meeting, showing that a single daily dose of rhIGF-I/rhIGFBP-3 safely normalized serum IGF-I levels in children with GHIS."

Dr. Allan also noted that the Company carried out a private placement of common stock on July 11, 2003 to a group of accredited institutional investors. The sale of 5,146,846 shares at $2.70 a share netted the Company about $13 million on gross proceeds of $13.9 million. "This successful placement further bolstered the Company's already strong cash position. Added to the cash and equivalents on hand as of June 30, 2003, it gives us a cushion sufficient to maintain operations for nearly three years at the current cash burn rate," Dr. Allan said.

Cash Cover on track

The average monthly cash burn rate, a key measure of Insmeds ability to carry out its development and marketing strategy for rhIGF-I/rhIGFBP-3, dropped substantially in comparison with both the corresponding quarter and half year in 2002.

For the second quarter of 2003, the burn rate was $1.0 million per month, a reduction of $1.0 million, or 49%, from the average monthly burn rate during the second quarter of 2002.

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For the first half of 2003 the average monthly burn rate was $0.9 million, a drop of $1.6 million or 64%, from the average monthly rate for the first half of 2002.

As of June 30, 2003, Insmed reported cash and cash equivalents of $22.0 million. This figure does not include the $13.0 million of net cash raised through the Company's recently announced equity placement. With all sources included, the $35.0 million in cash and cash equivalents would be sufficient to continue the Company's operations for 35 months at the current burn rate.

Discussion of Revenue and Expense Items

The reduction in revenues of $36,000 for the second quarter 2003 compared to the second quarter of 2002 was due to the elimination of international license fees for INS-1, which was discontinued in September 2002. The $3.9 million improvement in the net loss for the second quarter 2003 compared to the corresponding period in 2002 was driven by a reduction in research and development costs of $4.4 million, primarily due to the end of research and development for INS-1. In the second quarter of 2002, the Company was involved in four clinical trials for INS-1 that were completed in September 2002. In June 2003 the Company initiated its pivotal Phase III trial of rhIGF-I/rhIGFBP-3 in GHIS.

The reduced R&D expenses were partially offset by an increase in general and administrative expenditures and lower interest income. G&A expenditures were $357,000 higher in Q2 2003 than in Q2 2002, primarily because of higher investor-relations and marketing expenses. Interest income fell by $99,000 year over year, reflecting the impact of lower interest rates and a declining cash balance.

Comparing the six-months ended June 30, 2003 with the corresponding period for 2002, revenues were $76,000 lower, again due to the elimination of INS-1 license fees. R&D expenditures were $8.5 million lower, due to the reduced clinical trial activity. G&A


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activity increased by $439,000 as a result of the investor relations and marketing efforts, while interest income declined $209,000 as a result of reduced interest rates and a lower cash balance.

Conference Call

The Company will host a conference call on July 31, 2003 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Company management will conduct the call and will highlight the performance expectations of the Company and the ongoing pivotal Phase III trial with rhIGF-I/rhIGFBP-3 in GHIS. To participate in the conference call, dial 800-838-4403 (domestic) or 973-317-5319 (international). The call will be webcast live through Insmeds corporate website: www.insmed.com.
                                                                 --------------
A telephonic replay of the call will be available for one week at 800-428-6051 (domestic) or 973-709-2089 (international) Passcode: 301801 A web replay of the call will be available through the corporate website beginning at 1:00p.m.

About Insmed Incorporated

Insmed Incorporated is a biopharmaceutical company focused on the development of drug candidates for the treatment of metabolic diseases with unmet medical needs. For further information about Insmed and the rhIGF-I/rhIGFBP-3 complex, please visit the company's corporate website at www.insmed.com.
                                                --------------

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed, the company may lack financial resources to complete development of product candidates, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. Because of these and other risks and uncertainties, actual results may differ materially from those described in this press release.

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                               INSMED INCORPORATED
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                June 30,         December 31,
                                                                  2003               2002
                                                           -------------------------------------
                                                              (Unaudited)

          Assets
          Current assets:
            Cash and cash equivalents                       $  22,008                $  27,337
            Due from Taisho Pharmaceutical Co., Ltd.                -                      199
            Other current assets                                  466                      615
                                                            ------------------------------------
            Total current assets                               22,474                   28,151

          Property and equipment, net                              99                      157
                                                            ------------------------------------

            Total assets                                    $  22,573                $  28,308
                                                            ====================================
          Liabilities and stockholders' equity
          Current liabilities:
            Accounts payable                                $   1,542                $     941
            Accrued project costs                               1,608                    2,283
            Payroll liabilities                                   227                      358
            Restructuring reserve                                 287                      310
                                                            ------------------------------------
            Total current liabilities                           3,664                    3,892
          Long-Term liabilities:
            Restructuring reserve-long-term portion               822                      968
                                                            ------------------------------------
          Total Liabilities                                     4,486                    4,860
                                                            ------------------------------------
          Stockholders' equity:
            Common stock                                          332                      332
            Additional capital                                199,432                  199,344
            Accumulated deficit                              (181,677)                (176,228)
                                                            ------------------------------------
            Net stockholders' equity                           18,087                   23,448
                                                            ------------------------------------

          Total liabilities and stockholders' equity           22,573                   28,308
                                                            ====================================


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                 Condensed Consolidated Statements of Operations
                (in thousands, except per share data - unaudited)


                                                                    Three Months Ended              Six Months Ended
                                                                         June 30,                       June 30,

                                                                -----------------------------------------------------------
                                                                    2003           2002           2003            2002
                                                                -----------------------------------------------------------

Revenues                                                         $    34          $    70     $     96          $    172
Operating expenses:
  Research and development                                         2,224            6,583        3,799            12,288
  General and administrative                                       1,123              766        1,911             1,472
                                                                 ----------------------------------------------------------
  Total operating expenses                                         3,347            7,349        5,710            13,760
                                                                 ----------------------------------------------------------
Operating loss                                                    (3,313)          (7,279)      (5,614)          (13,588)
Interest income                                                       73              172          165               374
                                                                 ----------------------------------------------------------
Net loss                                                         $(3,240)         $(7,107)      (5,449)          (13,214)
                                                                 ==========================================================
Basic and diluted net loss per share                             $ (0.10)         $ (0.21)    $  (0.16)         $  (0.40)
                                                                 ==========================================================
Shares used in computing basic and diluted net loss per share     33,162           33,034       33,177            32,991
                                                                 ==========================================================

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                                       Consolidated Statements of Cash Flows
                                            (in thousands - unaudited)

                                                         Three Months Ended               Six Months Ended
                                                              June 30,                        June 30,
                                                        2003            2002            2003            2002
                                                  ------------------------------   ------------------------------
Net cash (used)/provided:
  Operating activities                                (3,066)         (6,235)         (5,298)         (15,138)
  Investing activities                                     -               -               -               -
  Financing activities                                   (42)            135             (31)             153
                                                    ----------------------------   ------------------------------
Decrease in cash and cash equivalents                 (3,108)         (6,100)         (5,329)         (14,985)
Cash and cash equivalents at beginning of period      25,116          42,365          27,337           51,250
                                                    ----------------------------   ------------------------------

Cash and cash equivalents at end of period          $ 22,008        $ 36,265        $ 22,008         $ 36,265
                                                    ============================   ==============================
Average monthly cash burn rate                        (1,036)         (2,033)           (888)          (2,498)
                                                    ----------------------------   ------------------------------

For more information, contact:

Baxter Phillips, III                   Haris Tajyar

Investor Relations                     Managing Partner
Insmed Incorporated                    Investor Relations International
Phone 804.565.3041                     Phone 818.981.5300
bphillips@insmed.com                   htajyar@irintl.com

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